HEARING DATE:  JANUARY 9, 2002
                                                         TIME:   2:00 P.M.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------------------X
                                               :
In re:                                          Chapter 11
                                               :
JACOM COMPUTER SERVICES, INC.,                  Lead Case No.
UNICAPITAL CORPORATION, ET AL .,               :00-42719 (CB)
                        -- --

                              Debtors.         :Case Nos. 00-42719 (CB)
                                               :through 00-42837 (CB) and
                                               :No. 01-11617 (CB)
                                               :
                                               :(Jointly Administered)
                                               :
-----------------------------------------------X


                  ORDER CONFIRMING SECOND AMENDED AND RESTATED
               PLAN OF REORGANIZATION, AS MODIFIED, OF UNICAPITAL
                   CORPORATION AND DEBTOR SUBSIDIARIES UNDER
                        CHAPTER 11 OF THE BANKRUPTCY CODE


          The Second Amended and Restated Plan of Reorganization of UniCapital Corporation and Debtor Subsidiaries Under Chapter 11 of the Bankruptcy Code, dated December 12, 2002 (as such plan may be further modified or amended, the "Plan"), having been filed with this Court by UniCapital Corporation ("UniCapital"), and the other above-captioned debtors, and debtors-in-possession (collectively, the "Debtors") for confirmation pursuant to the Bankruptcy Code, 11 U.S.C. sections 101 ET SEQ, as amended (the "Code"); and the record of these Chapter 11 Cases demonstrating that the Debtors' Disclosure Statement dated December 12, 2001 (the "Disclosure Statement")(1), has been


-------------------------
(1) Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan and the Disclosure Statement.

approved by Order of this Court dated December 12, 2001 (the "Disclosure Statement Order") as containing "adequate information," as such term is defined under section 1125 of the Code; and the Disclosure Statement Order having, INTER ALIA, (1) authorized the Debtors to solicit acceptances or rejections of the Plan, (2) approved the form of ballots (the "Ballots") to be transmitted with the Plan and Disclosure Statement for voting purposes, (3) fixed January 4, 2002 at 12:00 p.m. (Eastern time) as the deadline for (a) Ballots accepting or rejecting the Plan to be received (the "Voting Deadline") and (b) objections to a confirmation of the Plan to be filed and served (the "Objection Deadline"), and (4) approved the form and manner of notice of the hearing on confirmation of the Plan and of the Voting Deadline and Objection Deadline; and this Court having scheduled a hearing pursuant to section 1128 of the Code for January 9, 2002 at 2:00 p.m., or as soon thereafter as counsel can be heard (the "Confirmation Hearing") to consider confirmation of the Plan; and the Debtors having solicited votes on the Plan by transmitting copies of the Plan, the Disclosure Statement the Disclosure Statement Order, notice of the Confirmation Hearing (the "Confirmation Hearing Notice") and a Ballot to all impaired creditors or individuals entitled to vote on the Plan by overnight delivery or express mail; and it appearing that due notice of the Voting Deadline, the Confirmation Hearing and the Objection Deadline having been given by the Debtors to creditors and other parties-in-interest in accordance with the Disclosure Statement Order, the Code and the Bankruptcy Rules; and upon the Corporate Exhibit Appendix filed by the Debtors on January 4, 2002; and the Debtors having filed with this Court on January 9, 2002, modifications to the "Second Amended and Restated Plan of Reorganization" dated December 12, 2001 and made such other modifications read into the record at the Confirmation Hearing (collectively, the "Plan Modifications"); and upon the Debtors' Memorandum of Law dated January 8, 2002, filed in support of confirmation of the Plan; and upon the Response filed by the Debtors to objections to confirmation; and certificates of service and of publication having been filed with the Court demonstrating compliance with the service and publication requirements of the Disclosure Statement Order; and no other or further notice being necessary or required; and acceptances and rejections of the Plan by those holders of Claims that voted thereon in accordance with the Disclosure Statement Order having been duly received and tabulated by Donlin, Recano and Company, Inc. ("Donlin Recano"), the voting agent; and certifications by Donlin Recano of Ballots accepting or rejecting the Plan having been filed with the Court (the "Ballot Declaration"); and the Court having considered all objections to confirmation; and all objections to confirmation having been resolved, voluntarily withdrawn, overruled or denied by the Court; and upon the record of the Confirmation Hearing to consider, INTER ALIA, confirmation of the Plan (the "Confirmation Hearing"); and upon the entire record of these Chapter 11 Cases; and after due deliberation and consideration; and sufficient cause appearing therefor; and

          IT HAVING BEEN FOUND AND DETERMINED by this Court that:

          A. This Court has jurisdiction over these Chapter 11 Cases pursuant to 28 U.S.C. sections 1334 and the "Standing Order of Referral of Cases to Bankruptcy Judges" for the Southern District of New York, dated July 10, 1984 (Ward, acting C.J.). Confirmation of the Plan is a "core proceeding" pursuant to 28 U.S.C. sections 157(b)(2), and this Court has jurisdiction to enter a Final Order with respect thereto. Venue of these Chapter 11 Cases is proper in this District pursuant to 28 U.S.C. sections 1408 and 1409.

          B. This Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at, the hearings held before the Court during the pendency of these Chapter 11 Cases.

          C. In accordance with the Disclosure Statement Order, the Debtors timely (1) mailed notice of the Voting Deadline, of the date, time and place for the Confirmation Hearing and of the deadline and procedures respecting the Objection Deadline upon the parties as set forth in the Disclosure Statement Order in the manner as set forth in the Disclosure Statement Order and (2) published such notice in the publication as set forth in the Disclosure Statement Order. Adequate and sufficient notice of the Confirmation Hearing, the Voting Deadline and the Objection Deadline and other requirements, deadlines, hearings and matters described in the Disclosure Statement Order was provided in compliance with the Disclosure Statement Order and is adequate and sufficient pursuant to section 1128 of the Bankruptcy Code, Bankruptcy Rules 2002(b) and 3020 and other applicable law and rules and no other or further notice is required. All parties-in-interest had the opportunity to appear and be heard at the Confirmation Hearing.

          D. Ballots were transmitted to holders of Claims in all Classes eligible to vote on the Plan (the "Voting Classes") in accordance with the Disclosure Statement Order.

          E. The Debtors solicited votes for the Plan from the Voting Classes in good faith and in a manner consistent with the Bankruptcy Code.

          F. The Ballot Declaration is consistent with Bankruptcy Rule 3018.

          G. The form and manner of the notice of the Plan Modifications is adequate, and no other or further notice of the Plan Modifications is necessary or required.

          H. In accordance with section 1127 of the Code and Bankruptcy Rule 3019, the Plan Modifications do not (i) materially or adversely change the treatment of any holder of a Claim or an Equity Interest who has not accepted in writing any such Plan Modifications, (ii) constitute material modifications to the Plan under section 1127 of the Code or Bankruptcy Rule 3019, (iii) cause the Plan to fail to meet the requirements of sections 1122 or 1123 of the Code, (iv) require re-solicitation of acceptances or rejections from any holder of a Claim entitled to vote on the Plan, or (v) require that any holder of a Claim be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Because the Plan Modifications are non-material, no additional disclosure under section 1125 of the Code is required with respect to the Plan Modifications. Accordingly, pursuant to section 1127 of the Code and Bankruptcy Rule 3019, all holders of Claims and Equity Interests who have previously accepted or are conclusively presumed to have accepted the Plan prior to the Plan Modifications are deemed to have accepted each of the Plan Modifications. The Lenders and the Committee have consented to the Plan Modifications.

          I. Accordingly, the Plan Modifications are approved. The defined term "Plan" as used in this Confirmation Order means the Debtors' Second Amended and Restated Plan of Reorganization dated December 12, 2001 as modified by the Plan Modifications and this Confirmation Order.

          J. The classification of Claims and Equity Interests in Article III of the Plan is necessary and reasonable to implement the Plan, and satisfies the requirements of section 1122(a) of the Code in that each Claim or Equity Interest in each particular Class is substantially similar to other Claims or Equity Interests in such Class.

          K. Article III of the Plan adequately and properly identifies and classifies all Claims and Equity Interests, thereby satisfying the requirements of section 1123(a)(1) of the Code.

          L. Article V of the Plan identifies the Classes of Claims and Equity Interests which are not impaired and which are impaired. Therefore, the Plan satisfies the requirements of section 1123(a)(2) of the Code.

          M. Article V of the Plan specifies the treatment of each impaired Class of Claims and thereby satisfies the requirements of section 1123(a)(3) of the Code.

          N. The Plan provides for the same treatment for each Claim or Equity Interest in a particular Class and thereby satisfies the requirements of section 1123(a)(4) of the Code.

          O. The Plan provides adequate, proper and legal means for its implementation, thereby satisfying section 1123(a)(5) of the Code, including, among other things: (a) the transfer of certain Assets of UniCapital to Asset LLC in exchange for all of the Membership Interests in Asset LLC; (b) the transfer of all of the Causes of Action of the Reorganized Debtors (other than Lease Collection Actions and Seller Tax Indemnities) to Litigation LLC in exchange for all of the Membership Interests in Litigation LLC; (c) the transfer by UniCapital of the Membership Interests in Asset LLC and Litigation LLC to Newco in exchange for all of the common stock of Newco and the assumption by Newco of the Newco Assumed Debt; (d) the transfer by UniCapital of all of the common stock of Newco to Bank of America or its designee on account of and in consideration of the reduction of the Allowed Revolving Lender Claims in the amount set forth in the Corporate Exhibit Appendix; (e) the establishment of the Disputed Claims Reserves, the Administrative Claims Reserve, the Priority Claims Reserve and the Tax Indemnity Reserve, all of which are hereby approved in all respects, (f) the appointment of Disbursing Agents to administer each of the relevant reserves and to make all distributions as required under the Plan,
(g) the cancellation of the Old UniCapital Common Stock; (h) the procedures specified in the Plan under which Distributions will be made to holders of Claims; and (i) the incorporation and implementation of the compromises and settlements provided in the Plan, including those as set forth in Article II of the Plan.

          P. The Plan provides for the inclusion in the charters of the Reorganized Debtors of a provision prohibiting the issuance of nonvoting equity securities. Therefore, the Plan satisfies section 1123(a)(6) of the Code.

          Q. The provisions of the Plan regarding the selection of directors and officers are consistent with the interests of creditors and with public policy, and satisfy the requirements of section 1123(a)(7) of the Code.

          R. In accordance with section 1123(b)(1) of the Code, Article V of the Plan impairs and leaves unimpaired, as the case may be, each Class of Claims and Equity Interests under the Plan.

          S. As of the Effective Date, subject to Sections 9.09 and 10.01 of the Plan, all executory contracts and unexpired leases of each Debtor shall be deemed rejected by such Debtor pursuant to the provisions of sections 365 and 1123(b)(2) of the Code, except: (a) the P&C Agreement; (b) the Servicing Agreements; (c) any of the Equipment Leases which are executory contracts; (d) any officer employment agreement approved by the Agent under Section 6.02(b) of the Plan; (e) any executory contract or unexpired lease that has been or is the subject of a motion, stipulation or agreed order to assume or assume and assign pursuant to section 365 of the Code by any of the Debtors before the Effective Date, or that is otherwise subject to a Final Order of the Court regarding assumption or rejection by the Debtors; (f) any executory contract or unexpired lease listed in the "Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases" in the Supplemental Appendix to be Filed by the Debtors; (g) any executory contract or unexpired lease expressly assumed or expressly assumed and assigned pursuant to the provisions of the Plan, including any included in the Assets transferred pursuant to the transactions described in Article VI of the Plan; and (h) any agreement, obligation, security interest, transaction or similar undertaking that the relevant Debtor believes is not executory or is not a lease, and which is later determined by the Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Code, but with respect to subsection (h) of this paragraph solely to the extent that Asset LLC shall elect at such later date to assume such contract or lease, in its sole discretion. The assumption of the executory contracts and unexpired leases described in subsections (a) through (g) of this paragraph shall be deemed assumed by the respective Debtors holding such contracts and leases as of the Effective Date, without further action on the part of such Debtors, the Court or any other Person and without the necessity of providing notice of such assumption to the other parties to such contracts and leases. The assumption of any agreement, obligation, security interest, transaction or undertaking described in subsection (h) shall be deemed assumed by the applicable Reorganized Debtor as of the date Asset LLC shall elect to assume such agreement, obligation, security interest, transaction or undertaking described in subsection (h).

          T. The Debtors' decision regarding the assumption or rejection of executory contracts and unexpired leases, as authorized by section 1123(b)(2) of the Code and as provided for in Article X of the Plan, is a reasonable exercise of sound business judgment and is in the best interests of the Debtors and their Estates.

          U. The Plan incorporates a compromise and settlement pursuant to sections 1123(b)(A) and Bankruptcy Rule 9019 with respect to the matters described throughout the Plan, including in Sections 2.01(a) and (b), 4.02(e), and 8.01 of the Plan, the treatment of the Allowed Revolving Lender Claims (including the release, waiver and abandonment of the Committee Preserved Issue on the Effective Date), the consideration made available by the Revolving Lenders to fund a significant distribution to holders of Allowed Class 5 Claims, together with the treatment afforded holders of Allowed Priority and Administrative Claims under the Plan. The Court hereby finds that the compromises and settlements incorporated in the Plan (a) reflect a reasonable balance of risks and expenses of litigation against the benefits and early resolution of the disputes, (b) falls within the range of reasonableness for the resolution of complex litigation or litigable issues and claims, and (c) is fair, equitable and in the best interest of the Debtors, the Estates and all holders of Claims and Equity Interests. Among other things, because the Lenders have an Allowed Lien on all of the Debtors' assets, but for the Lenders' agreement, as embodied in the Plan, to make available, directly or indirectly, through the release of their Allowed Lien upon certain of the Debtors' assets, certain distributions to the holders of Priority Claims, Administrative Claims and Class 5 Claims, such creditors would likely receive substantially less, if any distribution, on account of their Claims if the automatic stay were lifted or the Chapter 11 Cases were converted to cases under chapter 7 of the Code.

          V. The Plan complies with all applicable provisions of the Code, satisfying the requirements of section 1129(a)(1) of the Code and Bankruptcy Rule 3016(a).

          W. The Plan is supported by the Lenders and the Committee.

          X. The Debtors, as proponents of the Plan, have complied with the applicable provisions of the Code, the Bankruptcy Rules and the Local Bankruptcy Rules and Orders of this Court with respect to the Plan. Therefore, the Debtors have satisfied the requirements of section 1129(a)(2) of the Code.

          Y. The Plan, and the Compromise and Settlement embodied therein, has been proposed in good faith and not by any means forbidden by law and, therefore, satisfy the requirements of section 1129(a)(3) of the Code. In determining that the Plan has been proposed in good faith, the Court examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases and the formulation of the Plan. The Plan, including the transactions to be implemented pursuant to the Plan, including those described in Section 6.01 of the Plan, is intended to effectuate valid and legitimate business purposes, including (a) to reduce and minimize the costs to administer the Assets and continue the business operations of the Debtors, (b) to achieve certain efficiencies and economies with respect to the management and operations of the Assets and the Causes of Actions, and (c) to avoid unnecessary ownership changes with respect to the underlying Assets that could increase the cash to administer and manage the Assets or that could adversely affect delinquency and collection rates with respect to the Equipment Leases. In addition, the Plan was proposed for the valid business purpose of restructuring the Debtors' pre-petition indebtedness and operations and resolving disputes and Claims and is likely to achieve that goal. Furthermore, the Plan is the product of extensive, arms' length negotiations among the Debtors, the Agent, the Lenders, the Committee and other significant stakeholders and their respective counsel and financial advisors. The Plan reflects the results of these negotiations and its confirmation is in the best interests of the Debtors, their Estates, all creditors and equity security holders.

          Z. Any payment made or to be made under the Plan or by any person acquiring property under the Plan, for services or for costs and expenses in, or in connection with, these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, has been approved by, or will be subject to the approval of, the Court as reasonable, satisfying the requirements of section 1129(a)(4) of the Bankruptcy Code.

         AA. As required by section 1129(a)(5) of the Code, (a) the Debtors have disclosed the identity and affiliations of any individual proposed to serve after confirmation of the Plan, as a director, executive officer of the Debtors or a successor to the Debtors under the Plan, (b) the appointment to, or continuance in, such office of such directors and officers is consistent with the interests of creditors and equity security holders and with public policy, and (c) the Debtor has disclosed the identity of all insiders who will be employed or retained by it and the nature of any compensation for such insider. There are no voting trustees under the Plan.

         BB. Section 1129(a)(6) of the Code is inapplicable to these Chapter 11 Cases because the Plan does not contain rate changes for which a governmental regulatory commission has jurisdiction after confirmation.

         CC. Section 1129(a)(7) of the Code requires each holder of a Claim or Equity Interest in an impaired Class to accept the Plan, or receive or retain under the Plan property having a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive on account of such Claim or Equity Interest if the Debtors liquidated under chapter 7 of the Code. The following Classes are impaired under the Plan: Class 1, Class 2, Class 3, Class 5, Class 6, Class 7 and Class 8. Each holder of a Claim in such Classes has either accepted the Plan, or will receive or retain under the Plan property having a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtors liquidated under chapter 7 of the Code on such date. Accordingly, the Plan satisfies the requirements of section 1129(a)(7) of the Code.

         DD. Section 1129(a)(8) of the Code requires that for each Class of Claims or Equity Interests under the Plan, such Class has either accepted the Plan or is not impaired under the Plan. Holders of at least two-thirds in amount and one-half in number of the Claims actually voting in Class 1, Class 2, Class 3 and Class 5 have accepted the Plan. Holders of Claims in Class 4 were not impaired and were conclusively presumed to have accepted the Plan without the solicitation of acceptances or rejections pursuant to section 1126(f) of the Code. Holders of Claims in Class 6 and Class 7 and holders of Interests in Class 8 were conclusively presumed to have rejected the Plan, and were not entitled to vote on the Plan. Because the impaired Classes 6, 7 and 8 have not accepted the Plan, the requirements of section 1129(a)(8) have not been met, thus requiring application of section 1129(b) of the Code. As is more fully set forth in paragraph JJ of this Confirmation Order, the Plan satisfies section 1129(b) of the Code with respect to Classes 6, 7 and 8.


         EE. The Plan satisfies the requirements of section 1129(a)(9) of the Code. Except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides, among other things, that
(i) the holder of each Allowed Administrative Claim shall be paid in full, in Cash, or, if such Administrative Claim represents obligations incurred in the ordinary course of the Debtors' business from and after July 31, 2001, then such Allowed Administrative Claims shall be paid by the Reorganized Debtors, UniCapital or Asset LLC, as the case may be, in accordance with the Plan and the terms and conditions of the particular agreements from which such Allowed Administrative Claims arise, (ii) the holder of each Allowed Priority Tax Claim shall receive deferred Cash payments over a period not exceeding six (6) years from the date of assessment of such tax; PROVIDED, HOWEVER, that UniCapital, with the consent of the Agent, shall have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Claim, in full, at any time on or after the Effective Date, without premium or penalty, and (iii) the holder of each Allowed Priority Claim shall be paid in full in Cash.

         FF. The provisions of section 1129(a)(10) of the Code are satisfied because at least one impaired Class of Claims has accepted the Plan, determined without inclusion of any acceptance of the Plan by any insider.

         GG. The Debtors carried on more than an insignificant amount of active trade and business operations during the Chapter 11 Cases by continuing to use a significant amount of their assets and continuing to use a significant amount of their work force. The Reorganized Debtors will continue such activity following the Effective Date. Except with respect to UniCapital which will be dissolved after the Effective Date, confirmation of the Plan is not likely to be followed by the liquidation or the need for further reorganization of the Debtors, or any successor to the Debtors, under the Plan. The Plan satisfies section 1129(a)(11) of the Code. In addition, the Plan preserves the continuity of proprietary interests in the Debtors through the retention by the holders of Class 1 Claims of their Liens and the assumption by the Reorganized Debtors of the Newco Assumed Debt and the transfer of the stock in Newco.


          HH. The Debtors have paid, or shall pay as provided by the Plan, all amounts then due under 28 U.S.C. section 1930, thereby satisfying the requirements of section 1129(a)(12) of the Code.

         II. There are no retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, to be continued by the Debtors as to any current or former employees. Thus, section 1129(a)(13) of the Code is inapplicable to these Chapter 11 Cases.

         JJ. Classes 6, 7 and 8 are impaired and are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. These are the only Classes which have been deemed to have rejected the Plan. Pursuant to section 1129(b) of the Bankruptcy Code, the Court finds that the Plan does not discriminate unfairly and is fair and equitable with respect to the treatment of Classes 6, 7 and 8. In addition, with respect to each of Classes 6, 7, and 8, respectively, there is no holder of a Claim or an Equity Interest junior to each such Class which is to receive or retain any property on account of such junior Claim or Equity Interest. Accordingly, the Plan satisfies section 1129(b) of the Code.

         KK. The principal purpose of the Plan is not the avoidance of taxes or avoidance of the requirements of section 5 of the Securities Act of 1933, 15 U.S.C. ss.77e. No governmental unit has requested that the Court deny confirmation on such basis. The Plan satisfies the requirements of section 1129(d) of the Code.

         LL. All conditions precedent to confirmation set forth in Section 11.01 of the Plan have been satisfied, or will be satisfied by entry of this Confirmation Order or have been or will be duly waived in accordance with the provisions of the Plan.

         MM. The amount of consideration paid by Bank of America or its designee for the Newco stock, as specified in the Corporate Exhibit Appendix, through the reduction in the amount of the Allowed Revolving Lender Claim, is fair and reasonable and represents payment of the full value of the Newco stock.

         NN. The release, discharge, injunction and exculpation provisions set forth in Article IX of the Plan (i) are within the jurisdiction of this Court under 28 U.S.C. ss.1134(a), (b) and (d), (ii) are each an essential means of implementing the Plan pursuant to sections 1123(a)(5) of the Code, (iii) are integral elements of the settlements and compromises incorporated in the Plan,
(iv) confer material benefits on, and thus are in the best interests of, the Debtors' Estates and their creditors, and (v) are, under the facts and circumstances of the Chapter 11 Cases, consistent with and permitted pursuant to sections 105, 524, 1125, 1129 and all other applicable provisions of the Code.

         OO. Based upon the record before the Court, the Debtors, the Reorganized Debtors, the Agent, the Lenders, the Committee, and each of their respective officers, directors, partners, employees, members, agents, attorneys, accountants and other professionals, have acted in good faith and incompliance with the applicable provisions of the Code, pursuant to sections 363(m), 1125(e) and 1129(3) of the Code, with respect to (i) the formulation, preparation, dissemination, implementation, confirmation, administration and consummation of the Plan, the Disclosure Statement, or any contract, release or other agreement or document created or entered into or any other action taken or omitted to be taken in connection with the Plan, (ii) all actions taken or omitted to be taken in connection with the Chapter 11 Cases or the operations or administration of the Debtors and their Subsidiaries during the Chapter 11 Cases, and (iii) the solicitation of acceptances with regard thereto and the property to be distributed thereunder and are entitled to the protections afforded by section 1125(e) of the Code and the exculpatory and injunctive provisions set forth in
Article IX of the Plan.

          Accordingly, it is hereby ORDERED, ADJUDGED AND DECREED that:

          1. The Plan, a copy of which is annexed as Exhibit A, including any modification made prior to or at the Confirmation Hearing is confirmed in all respects as to each of the Debtors, having satisfied all of the requirements of chapter 11 of the Code.

          2. Each objection to the Plan and any response or request for continuance regarding confirmation of the Plan not resolved by the terms of this Confirmation Order, by a separate order entered contemporaneously herewith, or by a statement announced on the record of the Confirmation Hearing and not otherwise withdrawn, waived or settled, is overruled and denied.

          3. The record of the Confirmation Hearing is closed.

          4. The findings of fact and conclusions of law of the Court set forth herein and at the Confirmation Hearing shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, as made applicable herein by Bankruptcy Rule 9014, and the findings and conclusions of the Court at the Confirmation Hearing are incorporated herein by reference. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and vice versa.

          5. The classification of Claims and Equity Interests for purposes of the distributions provided for under the Plan shall be governed solely by the terms of the Plan. The classification and amounts of Claims, if any, set forth in the Ballots tendered or returned by the Debtors' creditors in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect the actual classification of such Claims under the Plan for distribution purposes, and (c) shall not be binding on the Debtors, the Estates, the Reorganized Debtors, Asset LLC or Litigation LLC.

          6. On and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Equity Interest in, the Debtors and their successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

          7. The compromises and settlements embodied in and incorporated into the Plan, including the compromises and settlements described in Sections 2.01, 4.02(e), and 8.01 of the Plan, are hereby approved in all respects and as of the Effective Date shall be binding upon the Debtors, each of their creditors, equity security holders, and all parties in interest whether or not such creditors, equity security holders, or parties in interest have voted to accept or reject the Plan.

          8. As part of the Compromise and Settlement and solely for the limited purpose of Plan voting and the administrative convenience of identifying and making Distributions under the Plan, all liabilities of the Debtors shall be pooled and aggregated and holders of Allowed Claims shall share in all Assets of the Debtors as provided in the Plan. On the Effective Date and except as set forth in the Plan: (i) all Intercompany Claims which are Causes of Action shall be transferred to Litigation LLC pursuant to the transfer of Causes of Action under Article VI of the Plan; (ii) all guarantees of the Debtors of the obligations of any other Debtor shall be eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors will be deemed to be one obligation of the consolidated Debtors; (iii) holders of Intercompany Claims shall receive no distributions under the Plan on account of such Claims; (iv) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors; (v) all claims based upon guarantees or assurances of collection, payment or performance of any obligation of the Debtors made by any Subsidiary, all claims against any Subsidiary for which any of the Debtors are jointly or severally liable and all claims for which any of the Debtors have provided guarantees or assurances of collection, payment or performance of any obligation of any Subsidiary (including, without limitation, any repurchase rights or obligations), in each case which arise at any time prior to the Effective Date, shall be discharged, released, extinguished and of no further force and effect; and (vi) other than with respect to holders of Allowed Claims in Classes 1, 2 and 3, all holders of Claims shall be deemed to have released, discharged and waived any Claim against the Reorganized Debtors and such holders' sole recourse shall be payment received on account of their respective Allowed Claims by UniCapital under the terms of the Plan. Such pooling and aggregation shall not (other than for purposes related to the Plan) affect (i) the legal and corporate structures of the Reorganized Debtors, or (ii) the Equity Interests of (x) UniCapital in any Subsidiaries (as in effect immediately prior to the transfer of such Equity Interests to Asset LLC) or (y) the Reorganized Debtors in any Subsidiaries, or
(iii) the transactions contemplated in Article VI of the Plan, or (iv) the retention of all right, title and interest by all Reorganized Debtors in their respective Assets (other than those transferred pursuant to Article VI of the Plan), or (v) the enforceability, priority or Allowance of any Claim in Classes 1, 2 or 3 under the Plan, or (vi) the retention, priority or Allowance of any Lien held by Creditors in Classes 1, 2 and 3 (provided that, as to Classes 2 and 3, such holders' Claim shall be deemed non-recourse as to the Reorganized Debtors, Asset LLC, Litigation LLC, and Newco except as to any responsibilities of Asset LLC as the Disbursing Agent for such Classes under the Plan).

          9. Pursuant to section 1142 of the Code, to implement the provisions of the Plan regarding the pooling of assets and liabilities for the limited purpose of making Distributions, each creditor that has Filed multiple proofs of claims in the Chapter 11 Cases against multiple Debtors in the same amount and classification shall be deemed to have Filed just one proof of claim in the Chapter 11 Cases. Accordingly, Donlin Recano, as Court-appointed claims agent, is directed to expunge all multiple proofs of claims from the Claims Register maintained in the Chapter 11 Cases without further action by the Debtors, the Agent or order of the Court, except for one proof of claim for each such creditor which shall remain on the Claims Register.

         10. Subject to the terms of the Plan, the Debtors, Newco, Asset LLC, Litigation LLC, and the Reorganized Debtors are duly and validly authorized to issue, execute, deliver, file or record any and all documents necessary to implement the Plan, and to take any action reasonably necessary or appropriate to implement the Plan, in accordance with its terms.

         11. As set forth in Section 9.06(a) of the Plan and without limiting the generality of that provision, except as otherwise provided in the Plan or this Confirmation Order, and subject to section 1141(d)(1) of the Code, when the Confirmation Order becomes a Final Order, the Plan and the Confirmation Order shall discharge, effective as of the Confirmation Date, all debts of, Claims against, and Liens on each of the Reorganized Debtors, their assets, or properties, which debts, Claims and Liens arose at any time before the entry of the Confirmation Order. The discharge of the Reorganized Debtors shall be effective as to each debt, Claim, Lien or Interest, regardless of whether a proof of Claim or proof of Interest therefore was filed, whether the Claim is an Allowed

Claim, or whether the holder thereof votes to accept the Plan. On and after the Confirmation Date, as to every discharged debt, Claim, Lien and Interest, any holder of such debt, Claim, Lien or Interest shall be precluded from asserting against any Reorganized Debtor formerly obligated with respect to such debt, Claim, Lien or Interest, or against such Reorganized Debtor's assets or properties, any other or further debt, Claim, Lien or Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the Confirmation Date. The discharge of the Reorganized Debtors shall specifically not discharge UniCapital and shall not apply to the assumption of the Newco Assumed Debt by Newco under Plan Section 6.01(d) and the assumption of the Allowed Revolving Lender Claims by the Reorganized Debtors under Plan Section 5.01(d).

         12. As set forth in Section 9.06(b) of the Plan and without limiting the generality of that provision, notwithstanding any provision, term, representation, warranty, covenant or undertaking in any pre-petition agreement with any holder of a Claim to the contrary, the treatment of Allowed Claims under the Plan shall be in full and final settlement and satisfaction of such Claims and shall be the sole relief and remedy with respect to each and every Allowed Claim and with respect to any documents, instruments and agreements underlying such Claims and any rights and remedies related thereto. The holders of Allowed Claims shall receive no other Distributions or other treatment with respect to any rights or remedies under or related to such documents, instruments and agreements, and shall have no recourse as to UniCapital, the Reorganized Debtors, Asset LLC, Litigation LLC or Newco or their respective properties as to any such rights or remedies, except as otherwise expressly set forth in the Plan.

Under no circumstance shall UniCapital, Asset LLC, Litigation LLC, Newco or any of the Reorganized Debtors have any remaining obligations under any of such documents, instruments and agreements, nor any liability or responsibility for any breach of any representation, warranty, covenant or agreement contained therein.

         13. As set forth in Section 9.06(c) of the Plan and without limiting the generality of that provision, EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR CONFIRMATION ORDER, AS OF THE EFFECTIVE DATE, ALL PERSONS THAT HOLD A DEBT, CLAIM, LIEN OR INTEREST THAT IS DISCHARGED PURSUANT TO SECTION 9.06 OF THE PLAN OR AN INTEREST OR OTHER RIGHT OF AN EQUITY SECURITY HOLDER THAT IS TERMINATED PURSUANT TO THE TERMS OF THE PLAN, ARE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS ON ACCOUNT OF ANY SUCH DISCHARGED CLAIMS OR TERMINATED INTERESTS OR RIGHTS: (1) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING AGAINST THE DEBTORS, UNICAPITAL, THE REORGANIZED DEBTORS, ASSET LLC, LITIGATION LLC, NEWCO, THE ADMINISTRATIVE CLAIMS RESERVE, THE PRIORITY CLAIMS RESERVE OR THE DISPUTED CLAIMS RESERVES OR THEIR RESPECTIVE ASSETS OR OTHER PROPERTY; (2) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTORS, UNICAPITAL, THE REORGANIZED DEBTORS, ASSET LLC, LITIGATION LLC, NEWCO, THE ADMINISTRATIVE CLAIMS RESERVE, THE PRIORITY CLAIMS RESERVE OR THE DISPUTED CLAIMS RESERVES OR THEIR RESPECTIVE ASSETS OR OTHER PROPERTY; (3) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE AGAINST THE DEBTORS, UNICAPITAL, THE REORGANIZED DEBTORS, ASSET LLC, LITIGATION LLC, NEWCO, THE ADMINISTRATIVE CLAIMS RESERVE, THE PRIORITY CLAIMS RESERVE OR THE DISPUTED CLAIMS RESERVES OR THEIR RESPECTIVE ASSETS OR OTHER PROPERTY; (4) ASSERTING A SETOFF, RIGHT OF SUBROGATION

OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE TO THE DEBTORS, UNICAPITAL, THE REORGANIZED DEBTORS, ASSET LLC, LITIGATION LLC, NEWCO, THE ADMINISTRATIVE CLAIMS RESERVE, THE PRIORITY CLAIMS RESERVE OR THE DISPUTED CLAIMS RESERVES OR THEIR RESPECTIVE ASSETS OR OTHER PROPERTY; AND (5) COMMENCING OR CONTINUING ANY ACTION THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PLAN OR THIS CONFIRMATION ORDER.

         14. As set forth in Section 9.06(d) of the Plan and without limiting the generality of that provision, ON AND AFTER THE EFFECTIVE DATE, (A) ALL PERSONS OTHER THAN LITIGATION LLC WILL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR PROCEEDING (WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY OR OTHERWISE) ON ACCOUNT OF, OR RESPECTING ANY, CLAIM, DEBT, RIGHT OR CAUSE OF ACTION THAT LITIGATION LLC RETAINS SOLE AND EXCLUSIVE AUTHORITY TO PURSUE, IN ACCORDANCE WITH THE PLAN AND THE OPERATING AGREEMENT OF LITIGATION LLC, AND (B) ALL PERSONS OTHER THAN LITIGATION LLC WILL BE PERMANENTLY ENJOINED FROM COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR PROCEEDING (WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY OR OTHERWISE) ON ACCOUNT OF OR RESPECTING ANY CAUSES OF ACTION (OTHER THAN LEASE COLLECTION ACTIONS AND SELLER TAX INDEMNITIES); PROVIDED, that UniCapital shall be authorized to assert and prosecute Causes of Action as counterclaims or setoff rights to the extent provided in Section 7.05 of the Plan, and, with the consent of the Agent and subject to Section 6.01(c) of the Plan, to assert, prosecute, settle or enforce any judgment entered in respect of any of the Seller Tax Indemnities.

         15. As set forth in Section 9.07(a) of the Plan and without limiting the generality of that provision, except as otherwise specifically provided in the Plan, the

Debtors, the Committee, the members of the Committee acting in their representative capacity, the Agent, the Lenders, any of such parties' respective affiliates, members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers or agents (other than sales agents or brokers), and any of such parties' or such Persons' affiliates, successors and assigns, shall not have or incur any liability to any Person or entity for any action taken or omitted to be taken in connection with or related to (i) the formulation, preparation, dissemination, implementation, confirmation, or consummation of the Plan, the Disclosure Statement, or any contract, release or other agreement or document created or entered into or any other action taken or omitted to be taken in connection with the Plan, or (ii) actions taken or omitted to be taken in connection with the Chapter 11 Cases or the operations or administration of the Debtors and their Subsidiaries during the Chapter 11 Cases, and are hereby released from, any claim, obligation, Cause of Action or liability to one another or to any holder of a Claim or Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, or any of such parties' or such Persons' respective affiliates, successors or assigns, for any act or omission in connection with, relating to or arising out of the Debtor's Chapter 11 Cases, the administration of the Debtors and their Subsidiaries during the Chapter 11 Cases, the pursuit of confirmation of the Plan, the Disclosure Statement, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct as found by a court of competent jurisdiction by a Final Order or final, non-appealable judgment, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         16. As set forth in Section 9.07(b) of the Plan and without limiting the generality of that provision, notwithstanding any other provision of the Plan, no holder of a Claim or Interest, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no affiliates, successors or assigns of the foregoing, shall have any right of action against the Debtors, the Committee, the members of the Committee in their representative capacity, the Agent, the Lenders, or any of such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers or agents or such parties' or such Persons' affiliates, successors and assigns, for any act or omission in connection with, relating to or arising out of the Chapter 11 Cases, the administration of the Debtors and their Subsidiaries during the Chapter 11 Cases, the pursuit of confirmation of the Plan, the Disclosure Statement, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct as found by a court of competent jurisdiction by a Final Order or final, non-appealable judgment.

         17. As set forth in Section 9.08 of the Plan and without limiting the generality of that provision, pursuant to section 1123(b)(3) of the Code, effective as of the Effective Date, the Debtors, in their individual capacities and as debtors-in-possession, for and on behalf of the Estates, shall release and discharge: (i) the Agent, (ii) the Lenders, (iii) Portland, (iv) the TAA Parties, (v) the respective officers, directors, agents, employees, professionals and attorneys of the Persons set forth in the foregoing items (i) through (iv), and (vi) the Released Officers (each of the Persons described in subsections (i), (ii), (iii), (iv), (v) and (vi) a "Released Person") for and from any and all claims or Causes of Action existing as of the Effective Date in any manner arising from, based on or relating to, in whole or in part, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor or any Released Person, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the Portland Transaction, the TAA, or any act, omission, occurrence or event in any manner related to the Debtors or their Estates or any such Claims, Interest, restructuring or the Chapter 11 Cases.

         18. As set forth in Section 9.09 of the Plan and without limiting the generality of that provision, subject to the assumption of the Newco Assumed Debt under Section 6.01(d) of the Plan and the assumption of the Allowed Revolving Lender Claims by the Reorganized Debtors under Section 5.01(d) of the Plan, as of the Effective Date, and as an integral part of the Compromise and Settlement and the treatment of Claims under the Plan, each Person that has held, holds or may hold a Claim or Interest or at any time was a creditor or stockholder of any of the Debtors, whether such Person received or released any property under the Plan or voted to accept or reject the Plan, will be deemed to forever release, waive and discharge all claims (as defined in section 101(5) of the Code), suits, judgments, damages, demands, debts, rights, causes of action, liabilities, rights of contribution and rights of indemnification, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on, or prior to, the Effective Date in any way relating to a Debtor or the Plan that such holder or Person has, had or may have against the Agent, Bank of America, the Bank Investors, the TAA

Parties, the Lenders, Newco, Asset LLC, Litigation LLC, Portland, PFSC and each of their respective present or former directors, officers, employees, attorneys, accountants, underwriters, professionals, investment bankers, affiliates, financial advisors and agents, acting in such capacity and against each of the Released Officers; PROVIDED, that the provisions of Section 9.09 of the Plan shall not release or discharge any such Persons from any liabilities arising under (i) the Internal Revenue Code; (ii) the environmental laws of the United States, or (iii) any criminal laws of the United States. The foregoing release of the Released Officers is in consideration for their services rendered during the Chapter 11 Cases, the essential nature of such release to the Plan, including the agreement of the Agent and the Committee that such release be included, the impact that any claims against the Released Officers could have on the D&O Insurance and other property of the estate, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         19. AS SET FORTH IN SECTION 9.10 OF THE PLAN AND WITHOUT LIMITING THE GENERALITY OF THAT PROVISION, THE COMMENCEMENT OR PROSECUTION BY ANY PERSON OR ENTITY, WHETHER DIRECTLY, DERIVATELY OR OTHERWISE, OF ANY CLAIMS (AS SUCH TERM IS DEFINED IN SECTION 101(5) OF THE CODE), OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTIONS OR LIABILITIES RELEASED PURSUANT TO THE PLAN ARE PERMANENTLY ENJOINED.

         20. As set forth in Section 9.04(a) of the Plan and without limiting the generality of that provision, on the Effective Date, pursuant to section 1123(b)(3) of the Code, Litigation LLC shall, after the transactions contemplated in Article VI of the Plan, have possession and control of the Causes of Action (other than the Lease Collection

Actions and Seller Tax Indemnities) and D&O Claims, and shall, pursuant to the Plan, retain and have the right to enforce any and all present or future rights, claims or Causes of Action (other than Lease Collection Actions and Seller Tax Indemnities), but including with respect to D&O Claims, against any Person and with respect to any rights of the Debtors that arose before or after the Petition Date. All present or future rights, claims or Causes of Action (other than Lease Collection Actions and Seller Tax Indemnities) against any Person that existed prior to the Effective Date are preserved and are transferred to Litigation LLC pursuant to the transactions contemplated in Article VI of the Plan, including, without limitation, such claims, rights or Causes of Action (other than Lease Collection Actions and Seller Tax Indemnities) identified in the Disclosure Statement. Litigation LLC shall be deemed the Estates' representative in accordance with section 1123 of the Code and shall have all the powers of a trustee under sections 704, 724 and 1106 of the Code. In addition, the applicable Disbursing Agent shall (i) hold and administer the Disputed Claims Reserve, (ii) object to, settle or otherwise resolve Disputed Claims, (iii) make Distributions to holders of Disputed Claims that subsequently become Allowed Claims in accordance with the Plan, and (iv) distribute any remaining assets of the Disputed Claims Reserve, after resolving all Disputed Claims, to holders of Allowed Claims in accordance with the Plan. Subject to the requirements of the Plan, Litigation LLC may pursue, abandon, settle or release any or all such claims, rights or Causes of Action (other than Lease Collection Actions and Seller Tax Indemnities, but including with respect to D&O Claims), as it deems appropriate. In pursuing any claim, right or Cause of Action, Litigation LLC, as the representative of the Estates, shall be entitled to the extensions provided under section 108 of the Code.

Notwithstanding the foregoing provisions of this paragraph 20, UniCapital may assert Causes of Actions as setoffs or counterclaims to the extent provided in
Section 7.05 of the Plan.

         21. As set forth in Section 9.04(b) of the Plan and without limiting the generality of that provision, from and after the Effective Date, and upon completion of the transactions contemplated in Article VI of the Plan, no entity other than Litigation LLC shall have authority to assert, prosecute, settle or enforce any judgment entered in respect of any of the Causes of Action (other than Lease Collection Actions and Seller Tax Indemnities), notwithstanding that prior to the Petition Date an entity may or could have asserted such claim or Causes of Action. Litigation LLC shall retain TS&S and Deloitte, from and after the Effective Date to resolve and prosecute all Permitted Avoidance Actions; PROVIDED, that TS&S and Deloitte shall be paid their fees and expenses from the Class 5 Cash prior to the Termination Date, and from the Net Proceeds from and after the Termination Date; PROVIDED FURTHER, that the foregoing retention shall be without prejudice to the right of TS&S to receive the reports described in
Section 13.13 of the Plan and to enforce the terms of the Plan on behalf of the holders of Allowed Class 5 Claims (but not on behalf of any individual holder of a Class 5 Claim). The Reorganized Debtors shall continue to have authority to assert, prosecute, settle or enforce any judgment entered in respect of any of the Lease Collection Actions. Notwithstanding the foregoing provisions of
Section 9.04(b) of the Plan, UniCapital may assert Causes of Actions as setoffs or counterclaims to the extent provided in Section 7.05 of the Plan, and shall have the authority, with the consent of the Agent and subject to

Section 6.01(c) of the Plan, to assert, prosecute, settle or enforce any judgment entered in respect of any of the Seller Tax Indemnities.

         22. The provisions of the Plan or this Confirmation Order shall not diminish or impair in any manner the enforceability and coverage of any insurance policies that may cover Claims against the Debtors or any other Person including, without limitation, the D&O Insurance.

         23. As of the Effective Date, subject to Section 9.09 of the Plan, all executory contracts and unexpired leases of each Debtor shall be deemed rejected by such Debtor pursuant to the provisions of section 365 of the Code, except that the following agreements shall be deemed assumed or assumed and assigned as the case may be: (a) the P&C Agreement; (b) the Servicing Agreements; (c) any of the Equipment Leases which are executory contracts; (d) any officer employment agreement approved by the Agent under Section 6.02(b) of the Plan; (e) any executory contract or unexpired lease that has been or is the subject of a motion, stipulation or agreed order to assume or assume and assign Filed pursuant to section 365 of the Code by any of the Debtors before the Effective Date, or that is otherwise subject to a Final Order of the Court regarding assumption or rejection by the Debtors; (f) any executory contract or unexpired lease listed in the "Schedule of Assumed and Assigned Executory Contracts and Unexpired Leases" in the Supplemental Appendix to be Filed by the Debtors; (g) any executory contract or unexpired lease expressly assumed or expressly assumed and assigned pursuant to the provisions of the Plan, including any included in the Assets transferred pursuant to the transactions described in Article VI of the Plan; and (h) any agreement, obligation, security interest, transaction or similar undertaking that the relevant Debtor believes is not executory or is not a lease, and which is later determined by the Court to be an executory contract or unexpired lease that is subject to assumption or rejection under section 365 of the Code, but, solely to the extent that Asset LLC shall elect at such later date to assume such contract or lease, in its sole discretion. The assumption of the executory contracts and unexpired leases described in subsections (a) through (g) of this paragraph shall be deemed assumed by the respective Debtors holding such contracts and leases as of the Effective Date, without further action on the part of such Debtors, the Court or any other Person and without the necessity of providing notice of such assumption to the other parties to such contracts and leases. The assumption of any agreement, obligation, security interest, transaction or undertaking described in subsection (h) shall be deemed assumed by the applicable Reorganized Debtor as of the date Asset LLC shall elect to assume such agreement, obligation, security interest, transaction or undertaking described in subsection (h).

         24. At the election of the relevant Debtor (prior to the Effective
Date) or Asset LLC (after the Effective Date), any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied pursuant to section 365(b)(1) of the Code, in one of the following ways: (a) by payment of the default amount in Cash by the applicable Debtor or Reorganized Debtor, as the case may be, on the Effective Date or as soon as practicable after the relevant Debtor (prior to the Effective Date) or Asset LLC (after the Effective Date) receives notice of such monetary defaults; or (b) on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event a creditor objects within six (6) months after the Effective Date regarding: (i) the amount of any cure payments; (ii) the ability of the

Debtor that is a party thereto to provide adequate assurance of future performance under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, then the cure payments required by section 365(b)(1) of the Code shall be made following the entry of a Final Order resolving the dispute and approving assumption; and any objections to such issues not raised before the end of such six-month period shall be forever waived and discharged. Any and all disputes concerning executory contracts and/or unexpired leases shall be heard before and determined by this Court.

         25. As set forth in Section 10.03 of the Plan, if the rejection by any Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease, results in a Claim, then such Claim shall be forever barred and shall not be enforceable against such Debtor, any successor to the Debtor or the properties of either of them unless a proof of Claim is filed with the Clerk of the Bankruptcy Court and served upon counsel to the Debtors on or before the earlier of (i) the applicable Bar Date or within thirty (30) days after the date of service of notice of entry of an order of the Court authorizing such rejection, including the Confirmation Order, (ii) thirty (30) days after such rejection becomes effective if such rejection occurred by reason of expiration of a time period fixed by the Court, or (iii) such other time period set by the Court. Any and all disputes concerning rejection of executory contracts and/or unexpired leases and claims arising therefrom shall be brought before and determined by this Court.

         26. Except as provided in Section 13.03(b) of the Plan for Administrative Claims of Professionals requesting compensation or reimbursement of expenses and in Section 13.03(c) of the Plan for liabilities incurred by a Debtor in the ordinary course of its business, requests for payment of Administrative Claims must be Filed no later than

30 days after notice of entry of the Confirmation Order. Holders of Administrative Claims who are required to File a request for payment of such Claims and who do not File such requests by the applicable Bar Date, shall be forever barred from asserting such Claims against the Debtors, UniCapital, the Reorganized Debtors, Asset LLC, Litigation LLC, Newco, the Administrative Claims Reserve, the Priority Claims Reserves, the Disputed Claims Reserves, or their respective property. Any and all disputes concerning Administrative Claims shall be brought before and determined by this Court.

         27. Unless otherwise ordered by the Court, and as set forth in Section 13.03(b) of the Plan, all Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Code for services rendered before the Confirmation Date shall File (with a courtesy copy to Judge Blackshear's chambers) an application for final allowance of compensation and reimbursement of expenses no later than 45 days after the Effective Date and serve such application upon: (a) Greenberg Traurig LLP, 200 Park Avenue, New York, New York 10166 (Attn: Richard
S. Miller, Esq. and Robert Honeywell, Esq.), counsel for the Debtors, (b) Togut, Segal & Segal LLP, One Penn Plaza, Suite 3335, New York, New York 10119 (Attn:
Albert Togut, Esq. and Neil Berger, Esq.), counsel for the Official Committee of Unsecured Creditors, (c) Clifford Chance Rogers & Wells, LLP, 200 Park Avenue, New York, New York 10166 (Attn: Margot Schonholtz, Esq. and Stephen Quine, Esq.), counsel for Bank of America, N.A., individually and as Agent for the Lenders, and (d) the Office of the United States Trustee, 33 Whitehall Street, 21st Floor, New York, New York 10004 (Attn: Paul K. Schwartzberg, Esq.). Objections to final applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed no later than 75 days after the Effective Date except as otherwise ordered by the Court. Upon allowance by the Court, all compensation and reimbursement of expenses not previously paid by the Debtors shall be paid to the applicable Professional promptly thereafter.

         28. Holders of Administrative Claims based on obligations incurred from and after July 31, 2001 for goods or services rendered to a Debtor in the ordinary course of business (other than (i) Professional Fees, (ii) amounts due under leases or other pre-petition agreements that are not assumed by the Debtors or are rejected or deemed rejected by the Debtors, (iii) and amounts due with respect to Class 2 and Class 3 Claims) which have not been paid pursuant to the Cash Collateral Orders shall not be required to File any request for payment of such Claims, and such Administrative Claims shall be deemed Allowed (unless expressly Disallowed by Final Order). Such Administrative Claims shall be assumed and paid by the Reorganized Debtors, Asset LLC or Litigation LLC pursuant to the terms and conditions of the particular transaction giving rise to such Administrative Claim, without any further action by the holders of such Claims or the Court. Liabilities of UniCapital, the Reorganized Debtors, Asset LLC or Litigation LLC incurred from and after the Confirmation Date, including Professional Fees for services rendered after the Confirmation Date, may be paid as ordinary course expenses without Court order out of the Administrative Claims Reserve and without the necessity of the filing of an application for an allowance of compensation and reimbursement of expenses or a request for payment of an Administrative Claim; PROVIDED, that the liabilities of UniCapital from and after the Effective Date shall conform to the Administrative Expense Budget, unless this requirement is waived by the Agent.

         29. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Court on the Confirmation Date, shall be paid on the Effective Date or as soon thereafter as may be practicable. Any statutory fees accruing after the Confirmation Date shall be paid in accordance with
Article IV of the Plan.

         30. The Disputed Claims Reserve for Class 5 shall be held by Bank of America in a segregated escrow account, and Bank of America shall be entitled to rely, conclusively and irrefutably, on (i) officer's certificates from UniCapital setting forth the amount to be disbursed and containing a sworn statement that the amounts to be disbursed from the account are consistent and being made in accordance with the terms of the Plan, or (ii) orders of this Court to disburse amounts from the Disputed Claims Reserve established for Class 5.

         31. Pursuant to section 1146(c) of the Code, the assignment or surrender of any lease or sublease, or the delivery, making, filing, or recording of any deed or other instrument of transfer, or the issuance, transfer, or exchange of any security, including, without limitation, all of the transactions described in Article VI of the Plan (including, but not limited to, any transfers of Assets to UniCapital, Asset LLC or Litigation LLC or transfers of Membership Interests to Newco) and all transfers of Assets to the Disputed Claims Reserve, under, in furtherance of, or in connection with the Plan, whether arising prior or subsequent to the Effective Date, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by the Plan, shall not be subject to any stamp, real estate transfer, mortgage, recording or other similar tax.




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

         32. Pursuant to section 1145(a) of the Code, the offer, issuance, transfer or exchange of any security under the Plan, including the stock in Newco and the outstanding interests in Asset LLC and Litigation LLC or the making or delivery of an offering memorandum or other instrument of offer or transfer under the Plan, shall be exempt from section 5 of the Securities Act, 15 U.S.C. ss.77e, or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer or a security.

         33. Unless otherwise ordered by the Court, after the Effective Date, the applicable Disbursing Agent shall have the exclusive right to make and file objections to Claims and to settle, compromise or otherwise resolve Disputed Claims and to assert any counterclaims, setoff rights and similar rights with respect to such Disputed Claims (subject to Section 7.05 of the Plan), except that (i) as to applications for allowance of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, objections may be made in accordance with the applicable Bankruptcy Rules by parties in interest, and (ii) the Agent has the right to assert and file an objection to any Claim. The applicable Disbursing Agent shall file and serve a copy of each objection upon the holder of the Claim to which an objection is made, as soon as practicable, but in no event later than 120 days after the Effective Date, or such later date as may be set by Court order.

         34. Consistent with Section 5.06 of the Plan and Section 510 of the Code, any Claims arising from rescission of a purchase or sale of a security of the Debtors, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Code on account of such


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

a Claim, shall be subordinated to all Claims or Interests that are senior to or equal to the Claim or Interest represented by such security, except that if such security is common stock, such Claim has the same priority as common stock and all such Claims subordinated as having the same priority as common stock shall not receive any distributions under the Plan.

         35. The letter agreement entered into between the Debtors and Phoenix Management Services, Inc. ("Phoenix") terminating Phoenix's services and providing for payment to Phoenix as specified therein is hereby approved.

         36. Subject only to the applicable provisions of paragraph 21 hereof, on the Effective Date, the Committee shall be dissolved and disbanded.

         37. Notwithstanding confirmation of the Plan or occurrence of the Effective Date, the Court shall retain jurisdiction for all purposes permitted under applicable law, including, without limitation, the matters contained in
Section 13.01 of the Plan.

         38. To the extent the Confirmation Order and/or the Plan is inconsistent with the Disclosure Statement, any other agreement entered into between or among any Debtor(s), or any of them and any third party, the Plan shall control the Disclosure Statement, and any such agreements and the Confirmation Order (and any other orders of the Court) shall control the Plan and any such agreements.

         39. The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Plan be confirmed in its entirety.


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

         40. The Debtors or their authorized agent shall serve by regular United States mail, postage prepaid, and publish in THE WALL STREET JOURNAL (National Edition) notice of (a) entry of this Confirmation Order, (b) the last date to file (i) Administrative Claims as authorized herein and (ii) Claims arising from the rejection of executory contracts and unexpired leases, (c) the last day for Class 3 creditors to file proposed Collateral Values, and (d) assumption and proposed cure amount relating to executory contracts and unexpired leases to be assumed under to the Plan as provided in Bankruptcy Rule 2002(f)(7), substantially in the form annexed as Exhibit B, to all creditors of the Debtors as of the date hereof and other parties in interest within seven (7) Business Days from the date of entry of this Confirmation Order or such later date as the Court may authorize.

         41. All settlements and compromises contained in the Plan are approved pursuant to Bankruptcy Rule 9019 as fair, prudent and reasonable compromises of controversies and Claims resolved by such settlement and are binding upon all creditors, equity security holders, all parties in interest and all other entities affected thereby.

         42. Except as may otherwise be provided in the Plan or this Confirmation Order with respect to the Equity Interests held in the Reorganized Debtors, including without limitation, as provided in Section 5.08 of the Plan, on the Effective Date, the promissory notes, share certificates, bonds and other instruments evidencing any Claim or Equity Interests in UniCapital shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the agreements, indentures, certificates of designation governing such Claims and Equity Interests, as the case may be, shall be discharged and released.


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

         43. As of the Effective Date, substantial consummation of the Plan (as such term is used in section 1101(2) of the Code) will occur. As of that date, all of the actions referred to in Section 11.02 of the Plan will have occurred.

         44. The provisions of this Confirmation Order are integrated with each other and are nonseverable and mutually dependent. This Confirmation Order is a Final Order and the period in which an appeal must be filed shall commence immediately upon the entry hereof.

         45. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors' receipt of written notice of such order. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan and all related documents and any amendments or modifications thereto.


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

         46. Pursuant to Sections 1123(a) and 1142(a) of the Code, the provisions of this Confirmation Order, the Plan and any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable law.

Dated:  New York, New York
        January 9, 2002


                                  /s/ CORNELIUS BLACKSHEAR
                                 ---------------------------------
                                  UNITED STATES BANKRUPTCY JUDGE




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